FOR IMMEDIATE RELEASE                            CONTACT:  Glenn Bozarth
                                                            Mattel, Inc.
                                                          (310) 252-3521




          MATTEL SEES FOURTH QUARTER SALES INCREASE OF 35%,
   WILL REPORT RECORD RESULTS DESPITE DEVALUATION OF MEXICAN PESO
   --------------------------------------------------------------

LOS ANGELES, January 4 -- Mattel, Inc. today said that the

company had an excellent holiday selling season, with worldwide sales for the 1994 fourth quarter increasing by 35 percent versus

1993.

     A spokesman said that the company's strong fourth quarter

performance will minimize the impact of devaluation of the

Mexican Peso, estimated to be $.08 per share, and enable Mattel to report record year-end earnings at the conservative end of the range of analysts' current estimates.

     Mattel, Inc. is a worldwide leader in the design,

manufacture and marketing of children's toys.  With headquarters in El Segundo, California, Mattel has offices and facilities in

34 foreign countries and sells its products in more than 140 nations throughout the world.



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